STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG                                     SECOND LEASE AMENDMENT

THIS SECOND LEASE AMENDMENT is made and entered into this 10th day of October, 2004, by and between Bissell Porter Siskey, LLC, a North Carolina limited liability company, hereinafter referred to as "Landlord" and Premier Alliance Group, Inc., hereinafter referred to as "Tenant";

                              W I T N E S S E T H:

THAT WHEREAS, Landlord and Tenant entered into a certain lease agreement dated May 5th 2000, for certain premises known as Suite 300 (the "Premises") containing approximately 7,036 rentable square feet, located on the third floor of the building known as the Siskey Building (the "Building"), which is located at 4521 Sharon Road, Charlotte, North Carolina, which lease agreement was amended by First Amendment to Lease dated December 22nd, 2000, said lease, as amended, being hereinafter referred to as the "Lease"; and,

WHEREAS, Landlord and Tenant have agreed to amend the Lease to extend the term of the Lease, adjust the rent and make arrangements and agreements in connection therewith;

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Lease as follows:

      1. Term. The term of the Lease is extended through July 31, 2009. That period of time between the end of the current term and the end of the term as extended hereby, shall be called the "Extended Term". Except for the allowance provided in paragraph 2. hereafter, Tenant shall accept the Premises during the remainder of the current term and the Extended Term in "as is" condition, and Landlord shall have no obligation to upfit the same.

      2. Improvements to the Premises. Landlord shall provide Tenant with an allowance of Ten Dollars ($10.00) per rentable square foot of the Premises ($10.00 x 7,036 = $70,360.00) for improvements or increased communications made by Tenant to the Premises within sixty (60) days after the full execution of this Second Lease Amendment. Such allowance (or so much as is earned) shall be paid by Landlord to Tenant within thirty (30) days after receipt of copies of paid invoices for such work. All improvements made to the Premises by Tenant must be performed in compliance with Section 6.1. of the Lease. Any unused portion of the said allowance shall be credited against the next ensuing Monthly Base Rent payments required under this Lease after (a) such unused portion (if any) is determined, or (b) December 31, 2004, whichever is later. Any improvements made to the Premises by Tenant shall not cause any abatement of rent, even if such improvements cause the Premises to be wholly or partially untenantable during the progress of such improvements. The cost incurred by Landlord in providing proper electricity service to the Premises as provided in paragraph 6 of this Second Lease Amendment shall not be charged against the foregoing improvements allowance.

      3. Rent. Effective as of August 1, 2004 (the "Effective Date") and continuing throughout the remainder of the current term and the Extended Term, Tenant shall pay Annual Base Rent at the rate of Twenty-Four Dollars ($24.00) per rentable square foot of the Premises ($24.00 x 7,036 = $168,864.00) which shall be paid by Tenant to Landlord in installments of Monthly Base Rent payments in the amount of $14,072.00 each ($168,864.00 - 12 = $14,072.00) at the times provided for the payment of Monthly Base Rent in the Lease, which Annual and Monthly Base Rent shall escalate on each anniversary of the Effective Date during the remainder of the current term and the Extended Term by three percent (3.0)%) of the Annual and Monthly Base Rent in effect immediately prior to each such date. Within thirty (30) days after the execution of this Second Lease Amendment, Landlord shall refund to Tenant, any Monthly Base Rent paid for August through December, 2004, that is in excess of that required under this paragraph, such refunded amount to be $17,091.62.

        4. Option to Renew. Provided Tenant is not in default hereunder at the time of exercise thereof, Tenant shall have the option to renew this Lease for one (1) additional term of five (5) years at a base rental rate as of the beginning of such renewal term, and annual escalations thereof, to be negotiated between Landlord and Tenant, each acting in its own discretion, respectively, as hereinafter provided. In order to exercise its option to renew for the renewal term, Tenant must notify Landlord in writing of the exercise of said option to renew at least one hundred eighty (180) days prior to the end of the Extended Term. If Tenant fails to notify Landlord of its exercise of said option at least one hundred eighty (180) days prior to the end of the Extended Term, or if, within ninety (90) days after Tenant has notified Landlord of the exercise of its option to renew, Landlord and Tenant have not agreed on the base rental rate, and annual escalations thereof, for such renewal term, then in such case, this option to renew shall terminate and expire and be of no further force or effect. However, if Tenant timely exercises its option to renew for the said renewal term, and Landlord and Tenant agree within ninety (90) days thereafter, on the base rental rate and annual escalations thereof for such renewal term, then in such case the Lease shall be renewed for a five (5) year term at the base rental rate and annual escalations thereof as agreed upon by Landlord and Tenant and otherwise upon the same terms and conditions as this Lease except that Tenant shall accept the Premises in "as is" condition, and Landlord shall have no obligation to upfit the same (unless otherwise agreed by Landlord and Tenant in the renewal negotiations to determine the base rental rate and annual escalations thereof), and Tenant shall not be deemed to have any additional renewal option.

      5. Holdover. Under Section 3.2. of the Lease, the Monthly Base Rent for the first month (or any portion thereof) of any holdover by Tenant provided for therein shall be at One Hundred Ten percent (110%) of the Monthly Base Rent in effect at the end of the term after which Tenant holds over in the Premises, and thereafter such Monthly Base Rent for each subsequent month (or portion thereof) that Tenant holds over in the Premises, shall be One Hundred Fifty percent (150%) of the Monthly Base Rent in effect at the end of the term after which Tenant holds over in the Premises. All other provisions of Section 3.2. shall remain applicable.

      6. Building Electricity. Landlord shall, at Landlord's cost, provide proper electricity supply to the Premises appropriate for general office use, subject to the terms and conditions of the Lease.

      7. Security DePosit. Within thirty (30) days after the full execution of this Second Lease Amendment, Landlord will refund to Tenant the Security Deposit previously paid by Tenant and currently being held by Landlord under the Lease.

      8. Ratification. Except as specifically amended hereby, all terms and conditions of the Lease shall remain applicable during the remainder of the current term and the Extended Term, the Lease shall remain in full force and effect and the same is hereby ratified, approved, and affirmed.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Second Lease Amendment under seal as of the day and year first above written.


   WITNESS:                                                 LANDLORD:

 /s/ L Barrett                                   By: /s/ H.C. Bissell (seal)
 -------------                                       -------------------------
                                                     H.C. Bissell
                                                     -------------------------
                                                     Print Name and Title

   WITNESS:                                                  TENANT:

                                                 Premier Alliance Group, Inc.

/s/ Jan Cornel                                   By: /s/ Robert Yearwood(SEAL)
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                                                     Robert Yearwood, Partner
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                                                     Print Name ant Title